Exhibit T3A.155 MrCaMMoabflNAUB. 17.2015 M, t/tS. DE’ ;-‘AR f MLN T Gl” SIAM’.: DIVISION OF CORPORATIONS AND 81AIE RECORDS 162 WASHINGTON AVENUE ALBANY; NY 122’31 FILING RECEIPT ENTITY NAME    ; CORTL.ANDT TOWNE CENTER LIMITED PARTNERSHIP DOCUMENT TYPE CERTIFICATE OF LMI. PART. (DOM) COUNTY; CORT SERVICE COMPANY *w NO SERVICE COMPANY ** SERVICE CODE: 00 K FILED; ©1/19/1996 DURATION; 12/31/205© CASH 4; 96O11900O622 FILM 4: 960119000596 ADDRESS FOR PROCESS C/0 CT CORPORATION SYSTEM 1633 BROADWAY NEW YORK, NY 10019 LL’t ISV’* EXIST DATE 01/19/1996 . Av » â™¦ * ‘Ar THIS FILING HAS AN ASSOCIATED PUBL*1£<WKJTRE^    . THE NEWSPAPERS IN WHICH THIS PUBLICATION IS TO BE MADE*4^fWsitWftED BY THE COUNTY CLERK OF THE. COUNTY IN WHICH THE ENTITY’S OFFICE *fS VOCATED. CONTACT THE RESPECTIVE COUNTY CLERK FOR FURTHER INFORMATION. REGISTERED AGENT CT CORPORATION SYSTEM 1633 BROADWAY NEW YORK, NY 1O019 FILER SHUMACKER & THOMPSON, P.C. ONE PARK PLACE SUITE 103 6140 LEE HIGHWAY CHATTEANOOGA, TN 37421 FEES 200.00 PAYMENTS 200.0€ . FILING 200.00 CASH : 0.0C TAX: 0.00 CHECK : 200.0( CERT: 0.00 BILLED: 0.0( COPIES 0.00 HANDLING; 0.00 REFUND; 0.0< DOS-1 025 (11/89) 11:0—I

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CORTLANDT TOWNE CENTER LIMITED PARTNERSHIP

UNDER SECTION 121–201 OF

THE NEW YORK REVISED LIMITED PARTNERSHIP ACT

Prepared by:

Shumacker & Thompson, P.C.

One Park Place, Suite 103

6148 Lee Highway

Chattanooga, TN 37421

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CORTLANDT TOWNE CENTER LIMITED PARTNERSHIP

UNDER SECTION 121-201 OF

THE REVISED LIMITED PARTNERSHIP ACT

THE UNDERSIGNED, for the purpose of forming a limited partnership pursuant to Section 121-201 of the Revised Limited Partnership Act of New York, does hereby certify:

1.    The name of the limited partnership is: Cortlandt Towne Center Limited Partnership.

2.    The office of the limited partnership is to be located in the County of Cortland, state of New York.

3.    The Secretary of State of the State of New York is hereby designated the agent of the limited partnership upon whom process served against the limited partnership may be served. The post office address to which the Secretary of state shall mail a copy of any process against the limited partnership served upon him as agent of the limited partnership is:

c/o C T Corporation System

1633 Broadway

New York, New York 10019

4.    C T Corporation System, having a business address at 1633 Broadway, New York, New York 10019, is hereby designated pursuant to Section 121-105 of the Revised Limited Partnership Act of New York, the registered agent of the limited partnership upon whom process against the limited partnership may be served.

5.    The name and business address of the sole general partner is as follows:

Cortlandt Towne Center, Inc.

One Park Place, Suite 300

6148 Lee Highway

Chattanooga, TN 37421

6.    The latest date upon which the limited partnership is to dissolve is: December 31, 2050

7.    The limited partnership is to be formed upon the filing of this Certificate of Limited Partnership by the Secretary of State.

IN WITNESS WHEREOF, the undersigned has made and signed this certificate this 18th day of January, 1996 and affirms that the statements contained herein are true under penalties of perjury.

CORTLANDT TOWNE CENTER, INC.

By:	/s/ Jeffery V. Curry
Jeffery V. Curry, Assistant Secretary